UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2007

nCoat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
Whitsett, NC 27377

(Address of principal executive offices)
Registrant's telephone number, including area code (336) 447-2000

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors, or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007, nCoat, Inc. (the “Company”) appointed two new members to its Board of Directors. Additionally, the Company appointed a Chief Financial Officer.

New Directors

On March 19, 2007, the Company appointed Geoffrey D. Lewis and Dr. Thomas F. Buckley III to the Company’s Board of Directors.

Mr. Lewis, 49, has served as Senior Vice President/Chief Legal Officer of RE/MAX International, Inc. since 2004. Mr. Lewis has responsibility for the legal, administration and vendor management departments. He has authored nationally circulated papers on his industry and has spoken at industry conventions and testified as an expert before Congress. From 1995 to 2004, Mr. Lewis was Vice President, Corporate Development and General Counsel for NACCO Materials Handling Group, Inc. (“NMHG”), a company engaged in the worldwide design, manufacture and marketing of Hyster© and Yale© brand forklift trucks. As head of Corporate Development, Mr. Lewis structured acquisitions, joint ventures and financings in the United States, Europe, Mexico, China, Japan, South America and Australia. While at NMHG, Mr. Lewis oversaw the legal aspects of the public issuance and trading of securities on the NYSE. Mr. Lewis received his Bachelor of Arts (BA) degree from Brigham Young University, a Juris Doctorate (JD) from the University of Virginia and a Master of Business Administration (MBA) from the University of Colorado.

Dr. Buckley, 57, presently serves as a Staff Scientist with Chevron Oronite Company, LLC, where he has worked since 1996. From 1988 to 1996, he was the Senior Research Chemist, Product Qualification & Technical Service, with Oronite Global Technology Company. Dr. Buckley received a Bachelor of Science (Chemistry) and a Master of Science (Organic Chemistry) from the University of New Hampshire (Durham), and a Ph.D. in Synthetic Organic Chemistry from the University of California at Berkeley. He is the inventor or co-inventor for over 45 U.S. and International patents, has published in several research, business trade, and technical journals, and has served as Chairperson of numerous lubricant additive trade associations sector groups having impact upon the uniform interpretation, reconciliation, and implementation of regional chemical regulations in a global chemicals economy.

As of the date of this Report, there were no agreements with the new directors regarding compensation for services.

New Officer

Additionally, the Company appointed James C. Dodd as the Company’s Vice President and Chief Financial Officer. Following 20 years of public accounting experience, including nine years as a partner with a leading international CPA firm, Mr. Dodd, 64, also has 20 years experience as a senior corporate officer and Chief Financial Officer with companies ranging in scope from a large multinational concern to a new product startup company. His experience in finance, accounting, administration, analysis and planning, mergers and acquisitions and business development includes two public companies with domestic and international operations. Mr. Dodd has served as the CFO of companies engaged in manufacturing and distribution in the food, defense, automotive, investment research and publishing and recreation sectors. Mr. Dodd has a degree in business from Montana State University and is a CPA.

As of the date of this Report, there was no written employment agreement between the Company and Mr. Dodd. He will be paid a salary of $120,000 per year, and is entitled to receive up to 500,000 shares of the Company’s restricted common stock in connection with his service as an officer of the Company, following a 90-day probation period and subject to approval by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	nCoat, Inc.

	By:	/s/ James C. Dodd
James C. Dodd
Chief Financial Officer